EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 9, 2004 9:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, GA., January 9, 2004 —- Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $1,787,000 for the fourth quarter of 2003, up 38.53% from fourth quarter 2002 net income of $1,290,000. On a per share split-adjusted basis, net income was $0.31, up 34.78% from fourth quarter 2002 net income per share of $0.23. Annualized return on assets for the quarter was 0.84% and return on equity excluding FASB 115 accounting effect was 12.92%, compared to 0.67% and 10.32% in the fourth quarter of 2002, respectively. A primary focus of our 2003 business plan was net interest margin improvement, which improved to 3.81% for fourth quarter 2003 compared to 3.54% for the same period a year ago.

Net income for calendar year 2003 was $6,816,000 compared to $5,752,000 for calendar year 2002 or an increase of 18.50%. Diluted earnings per share for 2003 was $1.19 per share compared to $1.03 per share for the same year ago period or an increase of 15.53%. Annualized return on assets for 2003 was 0.83% and return on equity excluding FASB 115 accounting effect was 12.79%, compared to 0.81% and 12.22% for the same year ago period, respectively. Net interest margin reflected a slight improvement to 3.74% for 2003 compared to 3.67% for the same year ago period.

Asset growth continued to be good as Colony surpassed $868 million in total assets during the quarter. Total assets increased 11.07% to $868,083,000 on December 31, 2003 from $781,535,000 a year ago. Net loans increased 14.39% to $645,660,000 on December 31, 2003 from $564,452,000 a year ago. Total deposits increased 10.19% to $732,317,000 on December 31, 2003 from $664,594,000 a year ago. Shareholders’ equity on December 31, 2003 was $55,976,000 and equaled 6.45% of total assets.

The ratio of non-performing assets to loans and other real estate on December 31, 2003 was 1.55% as compared to 1.61% on December 31, 2002. The fourth quarter and year-to-date 2003 provisions for loan losses were $1,133,000 and $4,060,000, respectively, compared to $681,000 and $2,820,000, respectively, for the same periods in 2002. Net charge-offs for the quarter were 0.06% of average loans, down from 0.10% for the fourth quarter of 2002, while net charge-offs for the twelve months ended December 31, 2003 were 0.47% of average loans, up from 0.39% for the same period a year ago. The loan loss reserve on December 31, 2003 was 1.30% of total loans, which provided coverage of 113.99% of nonperforming loans and 83.53% of nonperforming assets, compared to 93.59% and 79.83% on December 31, 2002, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.0725 per share compared to $0.07 per share in the third quarter of 2003 and to the split-adjusted cash dividend of $0.06 per share in the fourth quarter of 2002. Split-adjusted cash dividends paid per share in 2003 total $0.2705 compared to split-adjusted dividends per share in 2002 of $0.22, or an increase of 22.95%.

Also announced during the quarter was the signing of a letter of intent between Colony Bankcorp and Flag Financial Corporation’s subsidiary, Flag Bank, for the purchase of Flag Bank’s Thomaston branch. Under the terms of the agreement, Colony Bankcorp will acquire all of the assets, including fixed assets, and assume the deposits of the branch facility. The Thomaston branch has approximately $37 million in deposits and $20 million in loans outstanding.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-two offices located in the South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Sylvester, Tifton, Moultrie, Douglas, Broxton, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/03	12/31/02	12/31/03		12/31/02*
Net Interest Income	$7,640	$6,378	$28,757		$24,281
Provision for Loan Losses	1,133	681	4,060		2,820
Non-interest Income	1,521	1,292	6,280	(2)	5,863	(2)
Non-interest Expense	5,392	5,119	20,769		18,731
Income Taxes	849	580	3,392		2,841
Net Income	1,787	1,290	6,816		5,752
Operating Income	1,787	1,290	6,572		5,095

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY	12/31/03	12/31/02	12/31/03		12/31/02
Common Shares Outstanding**	5,727,968	5,716,540	5,727,968		5,716,540
Weighted Average Diluted Shares**	5,731,600	5,710,137	5,721,070		5,609,884
Net Income Per Weighted Average Diluted Shares**	$0.31	$0.23	$1.19		$1.03
Operating Income Per Weighted Average Diluted Shares **	$0.31	$0.23	$1.15		$0.91
Dividends Declared Per Share**	$0.0725	$0.06	$0.2705		$0.22

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/03	12/31/02	12/31/03	12/31/02
Net Interest Margin (a)	3.81%	3.54%	3.74%	3.67%
Return on Average Assets Based on Net Income	0.84%	0.67%	0.83%	0.81%
Return on Average Assets Based on Operating Income	0.84%	0.67%	0.80%	0.72%
Return on Average Equity Based on Net Income	12.92%	10.32%	12.79%	12.22%
Return on Average Equity Based on Operating Income	12.92%	10.32%	12.33%	10.82%
Efficiency (b)	58.42%	66.09%	59.46%	63.61%

	QUARTER ENDED
ENDING BALANCES	12/31/03	12/31/02
Total Assets	$868,083	$781,535
Loans Held for Sale	1,677	6,910
Loans, Net of Reserves	645,660	564,452
Allowance for Loan Losses	8,516	7,364
Intangible Assets	691	847
Deposits	732,317	664,594
Stockholders’ Equity	55,976	51,428
Book Value Per Share**	$9.77	$9.00
Tangible Book Value Per Share**	$9.65	$8.85
Shareholders’ Equity to Total Assets	6.45%	6.58%

(1)	Annualized.
(2)	Includes gain on sale of securities of $369 for YTD 2003 and $995 for YTD 2002.
(a)	Computed using fully taxable-equivalent net income.
(b)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.
*	December 31, 2002 YTD earnings summary does not include first quarter 2002 results of Colony Bank Quitman, FSB as the acquisition was consummated on March 29, 2002.
**	All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend as of September 1, 2003.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/03	12/31/02	12/31/03	12/31/02
Total Assets	$851,796	$766,674	$816,666	$707,631
Loans, Net of Reserves	645,752	564,253	622,223	520,648
Deposits	717,717	656,257	688,624	603,783
Stockholders’ Equity	55,310	50,784	53,843	47,910

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/03	12/31/02	12/31/03	12/31/02
Nonperforming Loans	$7,471	$7,868	$7,471	$7,868
Nonperforming Assets	10,195	9,225	10,195	9,225
Net Loan Chg-offs (Recoveries)	366	594	2,908	2,067
Reserve for Loan Loss to Gross Loans	1.30%	1.29%	1.30%	1.29%
Reserve for Loan Loss to Non-performing Loans	113.99%	93.59%	113.99%	93.59%
Reserve for Loan Loss to Non-performing Assets	83.53%	79.83%	83.53%	79.83%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.06%	0.10%	0.47%	0.39%
Nonperforming Loans to Gross Loans	1.14%	1.38%	1.14%	1.38%
Nonperforming Assets to Total Assets	1.17%	1.18%	1.17%	1.18%
Nonperforming Assets to Loans and Other Real Estate	1.55%	1.61%	1.55%	1.61%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2003	3Q2003	2Q2003	1Q2003	4Q2002
Assets	$868,083	$831,384	$819,757	$801,843	$781,535
Loans	645,660	642,969	623,356	594,230	564,452
Deposits	732,317	697,805	688,641	673,671	664,594
Equity	55,976	54,449	54,055	52,484	51,428
Net Income	1,787	1,719	1,665	1,645	1,290
Net Income Per Share*	0.31	0.30	0.29	0.29	0.23
Dividends Declared Per Share*	0.0725	0.07	0.068	0.06	0.06

*All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.

Key Performance Ratios	4Q2003	3Q2003	2Q2003	1Q2003	4Q2002
Return on Assets	0.84%	0.83%	0.83%	0.84%	0.67%
Return on Equity*	12.92%	12.75%	12.65%	12.85%	10.32%
Equity/Assets	6.45%	6.55%	6.60%	6.55%	6.59%
Net Interest Margin	3.81%	3.83%	3.71%	3.63%	3.54%

*Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	December 31, 2003	December 31, 2002
	(unaudited)	(audited)

ASSETS

Cash and Balances Due from Depository Institutions	$33,970	$35,883
Federal Funds Sold	37,368	47,993
Investment Securities
Available for Sale, at Fair Value	110,328	90,289
Held for Maturity, at Cost (Fair Value of $80 and $118, Respectively)	80	118

	110,408	90,407

Federal Home Loan Bank Stock, at Cost	3,000	2,837
Loans Held for Sale	1,677	6,910
Loans	654,209	571,817
Allowance for Loan Losses	(8,516)	(7,364)
Unearned Interest and Fees	(33)	(1)

	645,660	564,452

Premises and Equipment	17,571	17,329
Other Real Estate	2,724	1,357
Goodwill	448	448
Intangible Assets	243	399
Other Assets	15,014	13,520

Total Assets	$868,083	$781,535

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$64,048	$51,534
Interest-Bearing	668,269	613,060

	732,317	664,594

Borrowed Money	61,184	46,427

Subordinated Debentures	14,434	14,434

Other Liabilities	4,172	4,652

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,727,968 and 4,573,232 Shares as of December 31, 2003 and December 31, 2002, Respectively	5,728	4,573
Paid in Capital	23,499	23,358
Retained Earnings	26,857	22,742
Restricted Stock— Unearned Compensation	(130)	(78)
Accumulated Other Comprehensive Income, Net of Taxes	22	833

	55,976	51,428

Total Liabilities and Stockholders’ Equity	$868,083	$781,535

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	12/31/03	12/31/02	12/31/03	12/31/02
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, including fees	$10,850	$10,696	$43,515	$41,054
Federal Funds Sold	85	172	359	483
Deposits with Other Banks	32	47	152	164
Investment Securities
U.S. Treasury & Federal Agencies	720	660	2,263	3,130
State, County and Municipal	65	81	305	344
Other Investments	83	148	423	944
Dividends on Other Investments	24	32	122	139
Other Interest Income	8	7	33	32

	11,867	11,843	47,172	46,290

Interest Expense
Deposits	3,470	4,822	15,465	19,582
Federal Funds Purchased	0	0	1	3
Borrowed Money	586	522	2,263	2,027
Subordinated Debentures	171	121	686	397

	4,227	5,465	18,415	22,009

Net Interest Income	7,640	6,378	28,757	24,281
Provision for Loan Losses	1,133	681	4,060	2,820

Net Interest Income After Provisions for Loan Losses	6,507	5,697	24,697	21,461

Noninterest Income
Service Charges on Deposits	1,043	827	3,821	3,324
Other Service Charges, Commissions & Fees	225	99	1,025	690
Security Gains, net	0	0	369	995
Other Income	253	366	1,065	854

	1,521	1,292	6,280	5,863

Noninterest Expense
Salaries and Employee Benefits	2,772	2,758	11,186	10,200
Occupancy and Equipment	788	906	3,189	3,078
Other Operating Expenses	1,832	1,455	6,394	5,453

	5,392	5,119	20,769	18,731

Income Before Income Taxes	2,636	1,870	10,208	8,593
Income Taxes	849	580	3,392	2,841

Net Income	$1,787	$1,290	$6,816	$5,752

Net Income Per Share of Common Stock
Basic	$0.31	$0.23	$1.20	$1.03

Diluted	$0.31	$0.23	$1.19	$1.03

Weighted Average Basic Shares Outstanding	5,701,540	5,694,978	5,701,540	5,594,562

Weighted Average Diluted Shares Outstanding	5,731,600	5,710,137	5,721,070	5,609,884

All per share data has been adjusted to reflect a 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.